UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2012

Lakeland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-17820	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 697-2000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Lakeland Bancorp, Inc. (the "Company") announced that it repurchased the warrant ("Warrant") issued on February 6, 2009 under the Capital Purchase Program from the U.S. Department of the Treasury ("Treasury") for an aggregate repurchase price of $2,800,000. Prior to the repurchase transaction, the Warrant permitted the Treasury to purchase 997,049 shares of common stock at an exercise price of $8.88. The Warrant originally had provided for the purchase of 949,571 shares of common stock at an exercise price of $9.32 and was adjusted for a stock dividend issued by the Company in February 2011.

The Warrant had been issued in connection with the Company's sale to Treasury of 59,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Preferred Stock"). As previously disclosed on Current Report on Form 8-K filed February 8, 2012, the Company completed the repurchase of the remaining outstanding Preferred Stock from the Treasury on February 8, 2012. As a result of the Warrant repurchase, the Company has repurchased all securities issued to the Treasury under the Capital Purchase Program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated February 29, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc. (Registrant)
February 29, 2012 (Date)	/s/ THOMAS J. SHARA Thomas J. Shara President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 29, 2012.